UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 15, 2013

VIDEO DISPLAY CORPORATION

(Exact name of registrant as specified in its charter)

Georgia	0-13394	58-1217564
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1868 Tucker Industrial Road Tucker, Georgia		30084
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: (770) 938-2080

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definite Agreement

Atlanta—November 15, 2013: Video Display Corporation (NASDAQ: VIDE) (the “Company”) in a SEC Form 8K filing dated 10/3/2013, the Company announced that it had entered into a written agreement to sell its wholly-owned subsidiary, Z-AXIS, Inc., with the anticipated date of closing to be on or about 11/15/2013. There have been unforeseen delays in obtaining the necessary government agency approvals required as part of the Buyer’s financing package. As a result, the closing of the transaction is now expected to occur sometime prior to the end of this calendar year according to the best estimates given to the Company by the Buyer.

Additionally, the Company had previously issued a SEC Form 8K filing dated 9/27/2013 stating that closing on its sale of the Lexel Imaging Inc. subsidiary to Citidal LLC had been delayed due to Citidal LLC’s inability to satisfy certain financing contingencies that were requirements to completing its financing package. Although the sale of the Lexel subsidiary to Citidal LLC continues to be actively pursued, a new closing date has yet to be formalized by a written agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 20, 2013	VIDEO DISPLAY CORPORATION

	By:	/s/ Ronald D. Ordway
Ronald D. Ordway
Chief Executive Officer